UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 6, 2007

iShares® COMEX® Gold Trust

(Exact name of registrant as specified in its charter)

New York	001-32418	81-6124036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Barclays Global Investors, N.A.

45 Fremont Street

San Francisco, California 94105

Attn: Product Management Team

Intermediary Investor and Exchange-Traded

Products Group

(Address of principal executive offices)

Registrant’s telephone number, including area code (415) 597-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 6, 2007, Barclays Global Investors, N.A. (“BGI”), Barclays Global Investors International Inc. (“BGII”) and The Bank of New York, in its capacity as the trustee of the registrant, executed the First Amended and Restated Depositary Trust Agreement. The parties have amended and restated the Depositary Trust Agreement solely for the purpose of substituting BGII in lieu of BGI as the sponsor of the registrant. Other than that substitution, there is no change to the provisions of the Trust Agreement currently in effect. The substitution is designed to implement the decision that BGII be the specialized entity that will sponsor all iShares® exchange-traded investment vehicles that are not “investment companies” (as defined for the purposes of the Investment Company Act of 1940). The First Amended and Restated Depositary Trust Agreement will become effective upon the effectiveness of the post-effective amendment to the registration statement under which shares of the registrant are continuously offered which will be filed to reflect the change of the registrant’s sponsor.

Item 9.01	Financial Statements and Exhibits.

Exhibit 4.1	First Amended and Restated Depositary Trust Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

iShares® COMEX® Gold Trust (Registrant)

/s/ BLAKE R. GROSSMAN		/s/ FRANCIS S. RYAN
(Signature)*		(Signature)*

Name:	Blake R. Grossman	Name:	Francis S. Ryan

Title:	Chief Executive Officer – President	Title:	Chief Financial Officer

Date:	February 6, 2007	Date:	February 6, 2007

*	The registrant is a trust and the persons are signing in their capacities as officers of Barclays Global Investors, N.A., the Sponsor of the trust.

Exhibit Index

Exhibit 4.1	First Amended and Restated Depositary Trust Agreement